Exhibit 99.1

Masonite Confirms Termination of Agreement

to Acquire PGT Innovations

Disciplined capital allocation will continue to support Doors That Do More TM strategy and drive enhanced shareholder value

TAMPA, FL, January 17, 2024 — Masonite International Corporation (“Masonite” or the “Company”) (NYSE: DOOR), a leading global designer, manufacturer, marketer and distributor of interior and exterior doors and premium door systems, today confirmed the termination of its previously announced definitive merger agreement to acquire PGT Innovations, Inc. (“PGT Innovations” or “PGTI”) (NYSE: PGTI). This termination follows the Masonite Board of Directors’ decision not to submit a revised offer to acquire PGT Innovations, after being notified that the PGTI Board had determined that a revised proposal from MITER Brands submitted on January 12, 2024, was a “superior proposal.” In accordance with the terms of the merger agreement, Masonite received a termination fee of $84 million.

“The decision to waive our right to increase our offer reflects our commitment to financial discipline and rigor in our strategic investments,” said Howard Heckes, President and Chief Executive Officer of Masonite. “We remain focused on the execution of our Doors That Do MoreTM growth initiatives and the pursuit of our 2027 financial goals. I am confident in Masonite’s ability to create long-term value for our customers and our shareholders as we continue to deliver reliable supply, drive product leadership and win the sale.”

Masonite leadership will provide further details and address questions in conjunction with the Company’s fourth quarter and full year 2023 earnings conference call.

ABOUT MASONITE

Masonite International Corporation is a leading global designer, manufacturer, marketer and distributor of interior and exterior doors, door system components and door systems for the new construction and repair, renovation and remodeling sectors of the residential and non-residential building construction markets. Since 1925, Masonite has provided its customers with innovative products and superior service at compelling values. Masonite currently serves approximately 7,000 customers globally. Additional information about Masonite can be found at www.masonite.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain statements that are “forward-looking” statements within the meaning of Section 27A of the 1933 Act and Section 21E of the Securities Exchange Act of 1934. You can identify these statements and other forward-looking statements in this document by words such as “may,” “will,” “should,” “can,” “could,” “continue,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “plan,” “assume,” “believe,” “forecast,” “look,” “build,” “focus,” “create,” “work,” “continue,” “target,” “poised,” “advance,” “drive,” “aim,” “forecast,” “approach,” “seek,” “schedule,” “position,” “pursue,” “progress,” “budget,” “outlook,” “trend,” “guidance,” “commit,” “on track,” “objective,” “goal,” “strategy,” “opportunity,” “ambitions,” “aspire” and similar expressions, and variations or negative of such terms or other variations thereof. Words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of the Company that could cause actual results to differ materially from those expressed in such forward-looking statements All such factors are difficult to predict and are beyond our control, including those detailed in Masonite’s annual reports on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K that are available on Masonite’s website at https://www.masonite.com and on the SEC website at http://www.sec.gov. Other unpredictable or factors not discussed in this communication could also have material adverse effects on forward-looking statements. Masonite assumes no obligation to update any forward-looking statements, except as required by applicable law. These forward-looking statements speak only as of the date hereof.

Masonite Contacts:

Richard Leland

VP, FINANCE AND TREASURER

rleland@masonite.com

813.739.1808

Marcus Devlin

DIRECTOR, INVESTOR RELATIONS

mdevlin@masonite.com

813.371.5839